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                                                                   EXHIBIT 10.37


                                 CELEBRITY, INC.
                            1999 EMPLOYEE BONUS PLAN


The 1999 Celebrity, Inc. 1999 Employee Bonus Plan (the "Plan") will be effective only for fiscal 1999.

Bonuses under this Plan will be based on the consolidated net after-tax earnings of Celebrity, Inc. (the "Company") for fiscal 1999, after recording an accrual for the bonuses due pursuant to the Plan, and excluding extraordinary items ("After-Tax Earnings"), which determination will be made in the sole judgment of the Compensation Committee of the Board of Directors (the "Committee").

If the Company attains After-Tax Earnings in any of the ranges set forth below, approximately 40 employees will participate in bonus payments at the average and ranges listed below, with such percentage applied to their effective annual base salary at June 30, 1999. The Committee shall approve the participants in the Plan.

                  After-Tax Earnings (000 omitted)
---------------------------------------------------------------
From         $1,000     $2,001     $3,001     $4,001       over
To           $2,000     $3,000     $4,000     $5,000     $5,000

Bonus as a percentage of effective annual base salary:
From           4.0%       8.0%     15.0%     35.0%      50.0%
To            15.0%      25.0%     60.0%     90.0%     125.0%
Average        9.5%      17.2%     40.2%     63.3%      88.9%


The bonus will be computed based upon final audited results of operations for fiscal 1999, with payout no later than September 1, 1999. To be eligible, the participant must satisfactorily perform his or her job functions and management duties throughout fiscal 1999, with continuing employment through the payment date.

In the event a participant's employment with the Company is terminated for any reason other than death, disability or retirement prior to the payment date, all rights to any bonus under the Plan will be forfeited. In case of death, disability or retirement, the bonus under the Plan will be calculated on a pro rata basis in accordance with the time spent in service to the Company.


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                                CELEBRITY, INC.
                            1999 EMPLOYEE BONUS PLAN

                                                                                           INCENTIVE BONUS RANGE
                                                               ---------------------------------------------------------------------
                                          AGGREGATE
                                            ANNUAL     LEVEL        1            2           3           4              5
                              NUMBER         BASE       OF     ------------  ----------  ----------   ---------     -----------
                                IN          SALARY      A-TE    $1,000 to    $2,001 to   $3,001 to    $4,001 to     Over $5,000
          CLASSIFICATION       GROUP         (000)    ($000s)     $2,000       $3,000     $4,000        $5,000
GROUP 1A                        4         $   896     BONUS %      15.0%       25.0%       60.0%        90.0%         125.0%
                                                      PAYOUT     $  134      $  224      $  538       $  807         $ 1,120
GROUP 1                         4         $   390     BONUS %      10.0%       20.0%       50.0%        75.0%          100.0%
                                                      PAYOUT     $   39      $   78      $  195       $  293         $   390
GROUP 2                        11         $   577     BONUS %       7.5%       15.0%       35.0%        50.0%           75.0%
                                                      PAYOUT     $   43      $   86      $  202       $  288         $   432
GROUP 3                        20         $   734     BONUS %       4.0%        8.0%       15.0%        35.0%           50.0%
                                                      PAYOUT     $   29      $   59      $  110       $  257         $   367
                             ----         -------
TOTAL                          39         $ 2,597     BONUS %       9.5%       17.2%       40.2%        63.3%           88.9%
                             ====         =======
                                                      PAYOUT     $  246      $  447      $1,045        $1,644        $ 2,310
                                                      AVG
AVERAGE PER EMPLOYEE                      $    67     BONUS      $    6      $   11      $   27        $   42        $    59
                                          =======